Exhibit 4.56
EIGHTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT
This EIGHTH AMENDMENT (this “Amendment”), dated as of February 19, 2021, is among TXU ENERGY RECEIVABLES COMPANY LLC, a Delaware limited liability company, as seller (the “Seller”), TXU ENERGY RETAIL COMPANY LLC, a Texas limited liability company (“TXU”), as servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a national banking association (“CACIB”), as Administrator (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrator”), the PURCHASERS and PURCHASER AGENTS from time to time party to the Agreement (as defined below, the “Purchasers”) and VISTRA OPERATIONS COMPANY LLC, a Delaware limited liability company (“Vistra”), as Performance Guarantor. Capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Agreement (as defined below).

R E C I T A L S

WHEREAS, the parties hereto are parties to the Receivables Purchase Agreement, dated as of August 21, 2018 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Agreement”); and

WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

A G R E E M E N T

SECTION 1. Amendments to the Agreement. The Agreement is hereby amended as follows:

a.Exhibit I to the Agreement is hereby amended as follows:

i.amending and restating the definition of “Period” as follows:

“Period” means each of Period 1, Period 2, Period 3, Period 4 and, in calendar year 2021 only, Period 5.

ii.amending and restating the definition of “Period 4” as follows:

“Period 4” means for each calendar year, the period beginning on and including the Settlement Date occurring in December of each calendar year, and ending on but not including, the Settlement Date occurring in July of the following calendar year; provided, however that in calendar year 2021 only, Period 4 shall not include Period 5.

iii.adding the following definition in its appropriate alphabetical order:

“Period 5” means, for calendar year 2021 only, the period beginning on and including February 19, 2021 and ending on but not including, the Settlement Date occurring in March of 2021.

a.Schedule VI to the Agreement is hereby replaced in its entirety with Schedule VI attached hereto.

SECTION 2. Reduction in Aggregate Capital on March 2021 Settlement Date. The Seller agrees that it shall cause a reduction in Capital on the March 2021 Settlement Date in an amount equal to the greater of (i) the amount necessary to reduce the Aggregate Capital to the Purchase Limit in effect during Period 4 and (ii) the amount necessary to reduce the Purchased Interest to 100%.

SECTION 3. Conditions to Effectiveness. This Amendment shall become effective as of the date hereof, provided that neither the Facility Termination Date nor a Termination Event or Unmatured Termination Event has occurred and subject to the condition precedent that the Administrator shall have received counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the parties hereto.

SECTION 4. Representations and Warranties.

Each of the Seller and the Servicer, as applicable, hereby represents and warrants to each Purchaser, each Purchaser Agent and the Administrator as follows:

i.Representations and Warranties. The representations and warranties contained in Exhibit III of the Agreement are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

ii.Enforceability. The execution and delivery by each of the Seller and the Servicer of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are (i) within each of its organizational powers and have been duly authorized by all necessary action on each of its parts, (ii) do not contravene or result in a default under or conflict with (A) its constitutional documents; (B) any law, rule or regulation applicable to it except where such contravention, default or conflict would not have a Material Adverse Effect; (C) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound; or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iii) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties except under the Transaction Documents. This Amendment and the Agreement, as amended hereby, are each of the Seller’s and the Servicer’s valid and legally binding obligations, enforceable in accordance with its terms.

iii.No Default. Immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist and the Purchased Interest shall not exceed 100%.

SECTION 5. Effect of Amendment; Ratification. Except as specifically amended hereby, the Agreement is hereby ratified and confirmed in all respects, and all of its provisions shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “the Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein”, or words of similar effect, in each case referring to the Agreement, shall be deemed to be references to the Agreement as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend, or supplement any provision of the Agreement other than as specifically set forth herein.

SECTION 6. Reaffirmation of Performance Guaranty. After giving effect to this Amendment and each of the other transactions contemplated hereby, all of the provisions of the Performance Guaranty shall remain in full force and effect and Vistra hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.

SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts (including in PDF or similar electronic format by facsimile or e-mail transmission), each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

SECTION 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN §5- 1401 AND §5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL APPLY HERETO).

SECTION 9. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

SECTION 10. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 11. Severability. If any one or more of the agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment or the Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

TXU ENERGY RECEIVABLES COMPANY LLC,
as Seller

By:/s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

TXU ENERGY RETAIL COMPANY LLC, in its
individual capacity and as Servicer

By:/s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

VISTRA OPERATIONS COMPANY LLC, as
Performance Guarantor

By:/s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

[Signature Page to Eighth Amendment to RPA]

CREDIT AGRICOLE CORPORATE AND
INVESTMENT BANK, as Administrator

By:_/s/ Konstantina Kourmpetis_______________
Name: Konstantina Kourmpetis
Title: Managing Director

[Signature Page to Eighth Amendment to RPA]

CACIB PURCHASER GROUP:

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Purchaser Agent

By:_/s/ Konstantina Kourmpetis_______________
Name: Konstantina Kourmpetis
Title: Managing Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Committed Purchaser

By:_/s/ Konstantina Kourmpetis_______________
Name: Konstantina Kourmpetis
Title: Managing Director

ATLANTIC ASSET SECURITIZATION LLC,
as Conduit Purchaser

By:_/s/ Konstantina Kourmpetis_______________
Name: Konstantina Kourmpetis
Title: Managing Director

[Signature Page to Eighth Amendment to RPA]

RBC PURCHASER GROUP:

ROYAL BANK OF CANADA, as Purchaser Agent

By:_/s/ Veronica L. Gallagher___________
Name: Veronica L. Gallagher
Title: Authorized Signatory

ROYAL BANK OF CANADA, as Committed Purchaser

By:_/s/ Janine D. Marsini_______________
Name: Janine D. Marsini
Title: Authorized Signatory

By:_/s/ Veronica L. Gallagher___________
Name: Veronica L. Gallagher
Title: Authorized Signatory

THUNDER BAY FUNDING, LLC,
as Conduit Purchaser

By:_/s/ Veronica L. Gallagher___________
Name: Veronica L. Gallagher
Title: Authorized Signatory

[Signature Page to Eighth Amendment to RPA]

MUFG PURCHASER GROUP:

MUFG BANK, LTD., as Purchaser Agent

By:_/s/ Eric Williams__________________
Name: Eric Williams
Title: Managing Director

MUFG BANK, LTD., as Committed Purchaser

By:_/s/ Eric Williams__________________
Name: Eric Williams
Title: Managing Director

GOTHAM FUNDING CORPORATION,
as Conduit Purchaser

By:_/s/ Kevin J. Corrigan________________
Name: Kevin J. Corrigan
Title: Vice President

[Signature Page to Eighth Amendment to RPA]

SCHEDULE VI COMMITMENTS

Party	Capacity	Period 1 Commitment
Credit Agricole Corporate and Investment Bank	Committed Purchaser	$250,000,000

Party	Capacity	Period 2 Commitment
Credit Agricole Corporate and Investment Bank	Committed Purchaser	$325,000,000

Party	Capacity	Period 3 Commitment
Credit Agricole Corporate and Investment Bank	Committed Purchaser	$275,000,0000

Party	Capacity	Period 4 Commitment
Credit Agricole Corporate and Investment Bank	Committed Purchaser	$220,000,000

Party	Capacity	Period 5 Commitment
Credit Agricole Corporate and Investment Bank	Committed Purchaser	$262,167,392.98

Party	Capacity	Period 1 Commitment
Royal Bank of Canada	Committed Purchaser	$250,000,000

Party	Capacity	Period 2 Commitment
Royal Bank of Canada	Committed Purchaser	$250,000,000

Party	Capacity	Period 3 Commitment
Royal Bank of Canada	Committed Purchaser	$225,000,000

Schedule VI

Party	Capacity	Period 4 Commitment
Royal Bank of Canada	Committed Purchaser	$210,000,000

Party	Capacity	Period 5 Commitment
Royal Bank of Canada	Committed Purchaser	$250,250,693.30

Party	Capacity	Period 1 Commitment
MUFG Bank, Ltd.	Committed Purchaser	$50,000,000

Party	Capacity	Period 2 Commitment
MUFG Bank, Ltd.	Committed Purchaser	$50,000,000

Party	Capacity	Period 3 Commitment
MUFG Bank, Ltd.	Committed Purchaser	$50,000,0000

Party	Capacity	Period 4 Commitment
MUFG Bank, Ltd.	Committed Purchaser	$70,000,000

Party	Capacity	Period 5 Commitment
MUFG Bank, Ltd.	Committed Purchaser	$83,416,897.77

Schedule VI